EXHIBIT NO. 3.1
                                 ---------------

                                                                FILED  C21313-00
                                                                 AUG 08 2000
                                                                IN THE OFFICE OF
                                                                 DEAN HELLER
                                                              SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                       OF
                                 HELPCITY, INC.



     FIRST:     The  name  of  the  corporation  is  HelpCity,  Inc.

     SECOND:     It's  resident  agent  and  registered  office  in the State of
Nevada  is  as follows: State Agent and Transfer Syndicate, Inc., located at 318
N.  Carson  Street,  Suite  214,  Carson  City,  Nevada  89701.

     THIRD: This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Twenty Million (20,000,000) shares, par value $0.001.

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Nevada. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     FOURTH:     The  governing  body  of  this  corporation  shall  be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation.


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     The names and addresses of the first board of directors which shall consist of  five  (5)  member(s)  are  as  follows:

Traci  Wong                       David  Wong                   Stephanie  Taylor
237  W. Bonita  Ave., Suite E     237 W. Bonita Ave., Suite E   237 W. Bonita  Ave., Suite E
San  Dimas,  CA  91773            San  Dimas,  CA  91773        San  Dimas,  CA 91773

Nathan  Komura                    Frankie  Wong
237  W.  Bonita Ave., Suite E     237  W.  Bonita  Ave.,  Suite  E
San  Dimas,  CA  91773            San  Dimas,  CA  91773

     FIFTH:     The name and address of the incorporator signing the Articles of
Incorporation  is  as  follows:

                                   Traci Wong
                           237 W. Bonita Ave., Suite E
                               San Dimas, CA 91773

     SIXTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph 1 of Section
78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

     SEVENTH:     The  corporation  shall,  to  the  fullest extent permitted by
Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hands this 4th day of August, 2000.

                                    /s/ Traci Wong
                                   --------------------------
                                   Traci  Wong,  Incorporator


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                                                                FILED  C21313-00
                                                                 AUG 08 2000
                                                                IN THE OFFICE OF
                                                                 DEAN HELLER
                                                              SECRETARY OF STATE



                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

IN THE MATTER OF

                                 HELPCITY, INC.

State Agent and Transfer Syndicate, Incorporated, hereby certifies that on August 8, 2000, we accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090, NRS 1957

IN WITNESS WHEREOF, I have hereunto set my hand this August 8, 2000

                          /s/ Cher Falk
                          for
                          State Agent and Transfer Syndicate, Inc.

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